As filed with the Securities and Exchange Commission on August 15, 2022

Registration No. 333-231324

Registration No. 333-206695

Registration No. 333-186817

Registration No. 333-139352

Registration No. 333-139351

Registration No. 333-109112

Registration No. 333-106897

Registration No. 333-69252

Registration No. 333-69250

Registration No. 333-82645

Registration No. 333-70245

Registration No. 333-29855

Registration No. 333-29843

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-231324

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-206695

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-186817

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139352

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-139351

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-109112

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-106897

Post-Effective Amendment No. 2 to Form S-8 Registration Statement No. 333-69252

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-69250

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-82645

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-70245

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-29855

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-29843

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPX TECHNOLOGIES, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	88-3567996 (I.R.S. Employer Identification Number)

6325 Ardrey Kell Road, Suite 400

Charlotte, North Carolina 28277

(Address and telephone number of Registrant’s principal executive offices)

SPX 2019 STOCK COMPENSATION PLAN (F/k/a spx cORPORATION 2019 STOCK COMPENSATION PLAN)

SPX 2002 STOCK COMPENSATION PLAN (F/K/A SPX CORPORATION 2002 STOCK COMPENSATION PLAN (AS AMENDED AND RESTATED))

SPX RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN (F/K/A SPX CORPORATION RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN)

SPX 2006 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN (F/K/A SPX CORPORATION 2006 NON-EMPLOYEE DIRECTORS’ STOCK INCENTIVE PLAN)

(Full title of the plans)

John W. Nurkin

Vice President, General Counsel and Secretary

6325 Ardrey Kell Road, Suite 400

Charlotte, NC 28277

(980) 474-3700

(Name, address and telephone number of agent for service)

Copies to:

Doreen E. Lilienfeld

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

(212) 848-7171

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.               ☐

EXPLANATORY NOTE

SPX Technologies, Inc., a Delaware corporation (the “Registrant”), files these Post-Effective Amendments to the following Registration Statements on Form S-8 (the “Registration Statements”) of SPX Corporation, a Delaware corporation (“SPXC”), as the successor issuer to SPXC in connection with the reorganization of SPXC into a new holding company structure (the “Corporate Reorganization”):

•	Registration Statement No. 333-231324, as filed with the Securities and Exchange Commission (the “Commission”) on May 9, 2019, pertaining to the registration of securities of the Registrant issuable under the SPX 2019 Stock Compensation Plan (f/k/a SPX Corporation 2019 Stock Compensation Plan, the “2019 Plan”);

•	Registration Statements No. 333-206695, No. 333-109112, No. 333-69250, No. 333-82645 and No. 333-29855, as filed with the Commission on September 1, 2015, September 25, 2003, September 10, 2001, July 12, 1999 and June 24, 1997, respectively, each pertaining to the registration of securities of the Registrant issuable under the SPX 2002 Stock Compensation Plan (f/k/a SPX Corporation 2002 Stock Compensation Plan as amended and restated, the “2002 Plan”);

•	Registration Statements No. 333-186817, No. 333-139351, No. 333-106897, No. 333-69252, No. 333-70245 and No. 333-29843 as filed with the Commission on February 22, 2013, December 14, 2006, July 9, 2003, September 10, 2001 (and subsequently amended through a post-effective amendment Form S-8 on July 9, 2003), January 7, 1999, and June 23, 1997, respectively, each pertaining to the registration of securities of the Registrant issuable under the SPX Retirement Savings and Stock Ownership Plan (f/k/a SPX Corporation Retirement Savings and Stock Ownership Plan, the “Retirement Plan”), together with an indeterminate amount of interests to be offered or sold pursuant to the Retirement Plan; and

•	Registration Statement No. 333-139352, as filed with the Commission on December 14, 2006, pertaining to the registration of securities of the Registrant issuable under the SPX 2006 Non-Employee Directors’ Stock Incentive Plan (f/k/a SPX Corporation 2006 Non-Employee Directors’ Stock Incentive Plan, the “2006 Plan”, and together with the 2019 Plan, the 2002 Plan and the Retirement Plan, the “Plans”).

The Corporate Reorganization was completed on August 15, 2022 and was effected through a merger pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 11, 2022, among the Registrant, SPXC and SPX Merger LLC, a Delaware corporation (“SPX LLC”). The Corporate Reorganization was conducted pursuant to Section 251(g) of the General Corporation Law of the State of Delaware, which provides for the formation of a holding company without a vote of the stockholders of the constituent corporation.

Pursuant to the Corporate Reorganization, SPXC merged with and into SPX LLC, a direct wholly-owned subsidiary of the Registrant, with SPX LLC continuing as the surviving entity and a direct wholly-owned subsidiary of the Registrant (the “Merger”). Upon the effectiveness of the Merger, each share of SPXC held immediately prior to the Merger automatically converted into a right to receive an equivalent corresponding share of common stock of the Registrant, par value $0.01 per share, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions as the corresponding share of common stock of SPXC being converted. Accordingly, upon consummation of the Corporate Reorganization, the current stockholders of SPXC became stockholders of the Registrant. Further, pursuant to the Merger Agreement, as of the effectiveness of the Merger, the 2019 Plan, the 2002 Plan and the 2006 Plan and all award agreements granted pursuant thereto shall each be amended as necessary to provide that any reference to SPXC and to each share of SPXC in such agreements shall be deemed to refer to the Registrant and to share of common stock of the Registrant.

Following the Corporate Reorganization, the Registrant is the successor issuer to SPXC pursuant to Rule 414 under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As the successor issuer, the shares of the Registrant’s common stock are deemed to be registered under Section 12(b) of the Exchange Act and trades on the New York Stock Exchange under the symbol “SPXC.”

In accordance with paragraph (d) of Rule 414 under the Securities Act, the Registrant, as the successor issuer to SPXC, hereby expressly adopts the Registration Statements as its own registration statements (except as specifically amended by these Post-Effective Amendments) for all purposes of the Securities Act and the Exchange Act, and all securities registered under this registration statement will be securities of the Registrant rather than SPXC. These Post-Effective Amendments shall become effective immediately upon filing with the Commission pursuant to Rule 462 under the Securities Act. SPXC paid all registration fees at the time of filing of the Registration Statements.

These Post-Effective Amendments add to the Registration Statement with respect to the Plans. No additional securities are being registered hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Item 1 and Item 2 of Part I of Form S-8 is omitted from this filing in accordance with Rule 428 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference to this Registration Statement:

(a)	SPXC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the Commission on February 25, 2022, including portions of the Definitive Proxy Statement on Schedule 14A specifically incorporated by reference into the Form 10-K, filed with the Securities and Exchange Commission on March 29, 2022;

(b)	SPXC’s Annual Report on Form 11-K for the Retirement Plan for the fiscal year ended December 31, 2021, filed with the Commission on June 16, 2022;

(c)	SPXC’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022 and June 30, 2022, respectively;

(d)	Each of SPXC’s Current Reports on Form 8-K filed on February 23, 2022, May 4, 2022, May 11, 2022, August 4, 2022; and

(e)	The Registrant’s Registration Statement on Form 8-K, including the description of the Registrant’s Common Stock contained in Exhibit 99.1 thereto filed on August 15, 2022, including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing or furnishing of such documents; provided, however, that information deemed to have been furnished and not filed shall not be deemed to be incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards to those set forth above, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses that the court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

As permitted by Section 102(b)(7) of the DGCL, the Registrant’s Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director. However, such provision does not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for engaging in any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation requires that directors and officers be indemnified to the maximum extent permitted by Delaware law.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference from Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2022).
4.2	Amended and Restated Bylaws of the Registrant (incorporated by reference from Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed with the Commission on August 15, 2022).
4.3	SPX 2019 Stock Compensation Plan (f/k/a SPX Corporation 2019 Stock Compensation Plan), incorporated herein by reference to Appendix A of SPXC’s definitive proxy statement for its 2019 Annual Meeting of Stockholders, filed March 28, 2019 (File No. 1-6948).
4.4	SPX 2002 Stock Compensation Plan (f/k/a SPX Corporation 2002 Stock Compensation Plan (As Amended and Restated)), incorporated herein by reference to Appendix A of SPXC’s definitive proxy statement for its 2015 Annual Meeting of Stockholders, filed March 26, 2015 (File No. 1-6948).
4.5	SPX 2006 Non-Employee Directors’ Stock Incentive Plan (f/k/a SPX Corporation 2006 Non-Employee Directors’ Stock Incentive Plan), incorporated herein by reference to Appendix E of SPXC’s definitive proxy statement for its 2006 Annual Meeting of Stockholders, filed on April 3, 2006 (File No. 1-6948).
5.1*	Opinion of Shearman & Sterling LLP.
23.1*	Consent of Shearman & Sterling LLP (contained in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of Plante & Moran PLLC.
24.1*	Power of Attorney (contained on the signature page hereto).

* Filed herewith.

Item 9.	Undertakings.

(1) The undersigned Registrant hereby undertakes:

(a)          To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)            That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)            To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(2) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) The undersigned Registrant further undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 15, 2022.

SPX TECHNOLOGIES, INC.
(Registrant)

By:	/s/ John W. Nurkin
Name:	John W. Nurkin
Title:	Vice President, General Counsel and Secretary

The Retirement Plan. Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the employee benefit plan) have duly caused these Post-Effective Amendments to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on August 15, 2022.

SPX RETIREMENT SAVINGS AND STOCK OWNERSHIP PLAN

By:	SPX Retirement and Welfare Plan Administrative Committee

/s/ James E. Harris
Name:	James E. Harris
Title:	Vice President, Chief Financial Officer and Treasurer, SPX
Technologies, Inc. and Member of the SPX Retirement and Welfare Plan Administrative Committee

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eugene J. Lowe, III and John W. Nurkin, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign, execute and file these Post-Effective Amendments and any amendments (including, without limitation, post-effective amendments) to these Post-Effective Amendments, and to file the same, with all exhibits thereto and all documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he or she might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, as amended, these Post-Effective Amendments have been signed below by the following persons in the indicated capacities on August 15, 2022.

Signature	Title
/s/ Eugene J. Lowe, III
Eugene J. Lowe, III	President and Chief Executive Officer (Principal Executive Officer) and Director

/s/ James E. Harris
James E. Harris	Chief Financial Officer, Vice President and Treasurer (Principal Financial Officer)

/s/ Michael A. Reilly
Michael A. Reilly	Chief Accounting Officer, Vice President of Finance and Corporate Controller (Principal Accounting Officer)

/s/ Patrick J. O’Leary
Patrick J. O’Leary	Director

/s/ Ricky D. Puckett
Ricky D. Puckett	Director

/s/ David A. Roberts
David A. Roberts	Director

/s/ Ruth G. Shaw
Ruth G. Shaw	Director

/s/ Robert B. Toth
Robert B. Toth	Director

/s/ Tana L. Utley
Tana L. Utley	Director

/s/ Meenal A. Sethna
Meenal A. Sethna	Director

/s/ Angel Shelton Willis

Angel Shelton Willis	Director